SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Definitive Proxy Statement

Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Select Medical Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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4716 Old Gettysburg Road

P.O. Box 2034
Mechanicsburg, PA 17055
(717) 972-1100

SELECT MEDICAL CORPORATION

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the Select Medical Corporation 2002 Annual Meeting of Stockholders.

Date:	May 13, 2002
Time:	10:00 a.m.
Place:	Harrisburg Hilton Towers 1 North Second Street Harrisburg, Pennsylvania 17101-1639

Only stockholders who owned stock of record at the close of business on March 29, 2002 can vote at this meeting or any adjournments that may take place.

The purposes of the Annual Meeting are:

(1)	to elect three Class I directors, each for a term of three years or until their respective successors have been elected and qualified;

(2)	to approve the adoption of the Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan;

(3)	to approve the adoption of the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan;

(4)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002; and

(5)	to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors

Michael E. Tarvin	April 19, 2002
Senior Vice President, General Counsel
and Secretary

VOTING PROCEDURES
CORPORATE GOVERNANCE
ELECTION OF DIRECTORS
PROPOSAL TO APPROVE THE ADOPTION OF THE SELECT MEDICAL CORPORATION AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTORS’ PLAN
PROPOSAL TO APPROVE THE ADOPTION OF THE SELECT MEDICAL CORPORATION SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER BUSINESS
APPENDIX A
APPENDIX B
APPENDIX C
PROXY CARD

PROXY STATEMENT

      This Proxy Statement and the accompanying proxy card are being mailed on or about April 19, 2002, to owners of shares of Select Medical Corporation (the “Company”) Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2002 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all stockholders of Select Medical Corporation, many of whom are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

Select Medical Corporation

4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania 17055

VOTING PROCEDURES

      Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

      Who can vote? Stockholders as of the close of business on March 29, 2002 are entitled to vote. On that day, 46,172,294 shares of Common Stock were outstanding and eligible to vote, and there were 138 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Corporation, 4716 Old Gettysburg Road, Mechanicsburg, Pennsylvania beginning May 6, 2002. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

      How does the board recommend I vote? The board recommends a vote FOR each board nominee, FOR the adoption of the Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan, FOR the adoption of the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

      What shares are included in the proxy card? Each proxy card you receive represents all the shares of Common Stock registered to you in that particular account. You may receive more than one proxy card if you hold shares which are either registered differently or in more than one account. Each share of Common Stock that you own entitles you to one vote.

      How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented in person or by proxy. If a broker holds your shares in “street name,” your broker will provide you with instructions on how to vote. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will have no effect on the approval or rejection of any proposal. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect their election.

      Who will count the vote? The Company’s Transfer Agent and Registrar, Mellon Investor Services LLC, will tally the vote.

      Who is soliciting this proxy? Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s stock.

      What if I can’t attend the meeting? If you do not attend the meeting in person you must vote your shares by proxy, if you intend to vote.

CORPORATE GOVERNANCE

      In accordance with the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

      Meetings of the Board of Directors. The Board of Directors held four meetings in 2001. Each of the incumbent directors, other than Donald J. Edwards, attended at least 75% of the Board of Directors and committee meetings on which the director served.

      Committees of the Board of Directors. The Board of Directors has established three standing committees.

      Compensation Committee. The compensation committee reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to our Executive Chairman, Chief Executive Officer and our directors. The compensation committee held one meeting during 2001. The compensation committee consists of Russell L. Carson, Bryan C. Cressey and David S. Chernow. Prior to February 12, 2002, the compensation committee was composed of Mr. Carson, Mr. Cressey and Meyer Feldberg. Effective February 12, 2002, Mr. Feldberg resigned as a member of the compensation committee. The Board of Directors has appointed Mr. Chernow as a member of the compensation committee to replace Mr. Feldberg.

      In addition to the responsibilities described above, the compensation committee reviews compensation arrangements for our other executive officers. The compensation committee also acts as the stock option committee and administers the Amended and Restated 1997 Stock Option Plan. Prior to February 12, 2002, certain aspects of our Amended and Restated 1997 Stock Option Plan were administered by a sub-committee of the compensation committee. Mr. Feldberg and Mr. Cressey were the members of this sub-committee, which met three times in 2001. The responsibilities of the sub-committee have been assumed by the compensation committee as of February 12, 2002.

      Audit Committee. The audit committee reviews and monitors our corporate financial reporting, external audits, internal control functions and compliance with laws and regulations that could have a significant effect on our financial condition or results of operations. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. In the exercise of these oversight responsibilities, it is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements fairly present our financial position and results of operations or are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and our independent auditors. The audit committee charter is attached to this proxy statement as Appendix A. The audit committee held six meetings during 2001. Mr. Cressey, Leopold Swergold and James E. Dalton, Jr. are currently the three members of our audit committee. Prior to March 31, 2002, and at the time of the adoption of the Report of the Audit Committee referred to below, the audit committee was composed of Mr. Feldberg, Mr. Swergold and Mr. Dalton. Effective March 31, 2002, Mr. Feldberg resigned as the chairman and as a member of the audit committee. The Board of Directors has appointed Bryan C. Cressey as chairman and a member of the audit committee to replace Mr. Feldberg. Although Mr. Cressey may not qualify as an “independent” director under the relevant Nasdaq rules as a result of his affiliation with a significant stockholder of the Company, the Nasdaq rules allow a company to have one director on its audit committee who is not “independent,” if the company’s board of directors determines that the director’s membership on the audit committee is required by the best interests of the company and its stockholders. The Board of Directors has determined that Mr. Cressey’s membership on the audit committee is required by the best interests of the Company and its stockholders due to his expertise in the healthcare services industry, extensive financial experience, regular interaction and familiarity with senior management and overall experience with the Company. Each of Messrs. Swergold and Dalton is “independent” as defined by applicable Nasdaq rules.

      Nominating Committee. The nominating committee evaluates and recommends candidates to the Board of Directors for membership on the Board, considers candidates for the Board that have been recommended by the stockholders, reviews the structure of the Board and recommends candidates to fill vacancies on the Board that occur between annual meetings. The nominating committee held no meetings during 2001. Messrs. Rocco Ortenzio, Robert Ortenzio, Carson and Cressey are currently the four members of our nominating committee.

      Director Compensation. We do not pay cash compensation to our employee directors, however they are reimbursed for the expenses they incur in attending meetings of the board or board committees. Non-employee directors, other than non-employee directors affiliated with Welsh, Carson, Anderson & Stowe; GTCR Golder Rauner, LLC; and Thoma Cressey Equity Partners, receive cash compensation in the amount of $5,000 per quarter, and the following if in attendance: $1,250 per board meeting, $300 per telephonic board or committee meeting, $500 per committee meeting held in conjunction with a board meeting and $1,000 per committee meeting held independent of a board meeting. All non-employee directors are also reimbursed for the expenses they incur in attending meetings of the board or board committees. In addition, non-employee directors have been granted options under our Amended and Restated Non-Employee Directors’ 2002 Stock Option Plan subject to stockholder approval, and will be eligible to receive additional options if such plan is approved by the stockholders.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

      The Company’s Bylaws (as amended) provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than ten directors, with the number of directors to be fixed by the Board of Directors from time to time. The Bylaws also divide the Company’s Board of Directors into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified. There are currently four Class I directors, three Class II directors and three Class III directors.

      The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The term of the four Class I directors, David S. Chernow, Donald J. Edwards, Meyer Feldberg and LeRoy S. Zimmerman, will expire at the Annual Meeting. Mr. Edwards, who has been a director since February 1997, has decided to retire from the Board of Directors at the time of the meeting and therefore will not stand for re-election. The size of the Board of Directors therefore will be reduced by the Board to nine (9) members. We expect the other six (6) directors to remain in office for the remainder of their respective terms.

      Director candidates are nominated by the Board of Directors upon the recommendation of the nominating committee. The nominating committee has recommended the election of Meyer Feldberg, LeRoy S. Zimmerman and David S. Chernow to the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the Bylaws.

      At the Annual Meeting, three Class I directors are to be elected. Each of the director nominees is currently a director of the Company. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors has been elected and have qualified. If any of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominees and any substitute nominee(s) designated by the Board of Directors. Director elections are determined by a plurality of the votes cast at the Annual Meeting (in person or by proxy).

      Set forth below is information regarding each nominee for Class I director and each Class II and Class III director, each of whose term will continue after the Annual Meeting.

Nominees For Class I Directors

      Meyer Feldberg has been a director since September 2000. He has served as professor of management and the dean of Columbia University Business School since 1989. Mr. Feldberg also serves as a director and member of the compensation committee of Federated Department Stores and as a director of Revlon, Inc., PRIMEDIA Inc. and Brinson Advisor Funds. Age: 60.

      LeRoy S. Zimmerman has been a director since October 1998. He served as our Executive Vice President of Public Policy from September 2000 until January 2002, and has served us as a consultant since that time. He was an equity member of the law firm Eckert Seamans Cherin & Mellott, LLC, from April 1989 to September 2000, and since January 2002 has been of counsel to that firm. At Eckert Seamans, he served as Chairman of the Board of Directors from January 1994 to September 2000, and Chairman of its Executive Committee from June 1997 to September 2000. Before joining Eckert Seamans, Mr. Zimmerman served as Pennsylvania’s first elected Attorney General from January 1981 to January 1989, and District Attorney of Dauphin County, Pennsylvania from to 1965 to 1980. Age: 67.

      David S. Chernow has served as a director since January 2002. Since July 2001, Mr. Chernow has served as the President and CEO of Junior Achievement, Inc., a nonprofit organization dedicated to the education of young people. From 1999 to 2001, he was the President of the Physician Services Group at US Oncology, Inc. Mr. Chernow co-founded America Oncology Resources (AOR) in 1992 and served as its Chief Development Officer until the time of the merger which created US Oncology in 1999. He also serves as a director of American Humanics. Age: 45.

The Board of Directors recommends a vote FOR each of the listed nominees.

Incumbent Class II Directors — to Continue in Office for Terms Expiring in 2003

      Bryan C. Cressey has been a director since February 1997. He has been a partner at Thoma Cressey Equity Partners since its founding in June 1998 and prior to that time was a principal, partner and founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. He also serves as a director and chairman of Cable Design Technologies Corp. and several private companies. Age: 52.

      James E. Dalton, Jr. has been a director since December, 2000. Mr. Dalton served as President, Chief Executive Officer and as a director of Quorom Health Group, Inc. from May 1, 1990 until it was acquired by Triad Hospitals, Inc. in April 2001. Mr. Dalton currently serves as a director of Triad Hospitals. Prior to joining Quorom, he served as Regional Vice President, Southwest Region for HealthTrust, Inc., as division Vice President of HCA, and as Regional Vice President of HCA Management Company. He was elected to the American Hospital Association’s Board of Trustees on January 1, 2000. He also serves on the board of directors of AmSouth Bancorporation, and U.S. Oncology, Inc. He serves as a Trustee for the Universal Health Services Realty Income Trust. Mr. Dalton is a Fellow of the American College of Healthcare Executives. Age: 59.

      Robert A. Ortenzio co-founded our company and has served as a director since February 1997. Mr. Ortenzio has served as our President and Chief Executive Officer since September 2001, and prior to that served as our President and Chief Operating Officer since February 1997. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. Mr. Ortenzio co-founded Continental Medical Systems, Inc. a provider of comprehensive medical rehabilitation services, and served as its President from May 1989 and its Chief Executive Officer from July 1995 (when it merged with Horizon Healthcare Corporation), respectively, until August 1996. Also, he served as Chief Operating Officer of Continental Medical Systems, Inc. from April 1988 to July 1995. Mr. Ortenzio joined Continental Medical Systems, Inc. as a Senior Vice President in February 1986. Before then, he was a Vice President of Rehab Hospital Services Corporation, a hospital chain acquired by National Medical Enterprises, Inc. (now called Tenet Healthcare Corporation) in January 1985. Mr. Ortenzio serves as a director of U.S. Oncology, Inc. Mr. Ortenzio is the son of Rocco A. Ortenzio, our Executive Chairman. Age: 44.

Incumbent Class III Directors — to Continue in Office for Terms Expiring in 2004

      Russell L. Carson has been a director since February 1997. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Welsh, Carson, Anderson & Stowe has created 12 institutionally funded limited partnerships with total capital of $12 billion and has invested in more than 200 companies. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978. Mr. Carson serves as a director of U.S. Oncology, Inc. Age: 58.

      Rocco A. Ortenzio co-founded our company and has served as Executive Chairman since September 2001. He served as Chairman and Chief Executive Officer from February 1997 until September 2001. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974, when it merged with American Sterilizer Company. From 1996 to 1999, he served on the Board of Governors of the Pennsylvania State System of Higher Education. Mr. Ortenzio serves as a fund advisor to HLM Partners, Inc., a venture capital firm located in Boston, Massachusetts, and Dauphin Capital Partners, a venture capital fund located in Locust Valley, New York. Mr. Ortenzio is the father of Robert A. Ortenzio, our President and Chief Executive Officer. Age: 69.

      Leopold Swergold has been a director since May, 2001. In 1983, Mr. Swergold formed Swergold, Chefitz & Company, a healthcare investment banking firm. In 1989, Swergold, Chefitz & Company merged into Furman Selz, an investment banking firm, where Mr. Swergold served as Head of Healthcare Investment Banking and as a member of the Board of Directors. In 1997, Furman Selz was acquired by ING Groep N.V.

of the Netherlands. Since 1997, Mr. Swergold has been a Managing Director of ING Furman Selz Asset Management LLC, where he manages several healthcare investment funds. Mr. Swergold also serves on the Board of Trustees of the Beth Israel Medical Center, the Board of Trustees of St. Luke’s — Roosevelt Hospital Center, and the Rockefeller University Council. Age: 62.

PROPOSAL TO APPROVE THE ADOPTION OF THE SELECT MEDICAL CORPORATION

AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTORS’ PLAN

ITEM 2 ON PROXY CARD

      We are asking you to approve the adoption of the Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan. This plan will exist in addition to the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan, which is described on pages 10-13 of this proxy statement. Approval requires the affirmative vote of a majority of eligible shares present at the annual meeting, in person or by proxy, and voting thereon.

Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan.

      On February 12, 2002, the Board of Directors adopted the Select Medical Corporation 2002 Non-Employee Directors’ Plan and granted 28,000 stock options under such plan, subject to stockholder approval. On April 11, 2002, the Board of Directors amended and restated the plan, also subject to stockholder approval. The plan provides for the grant of stock options to non-employee directors as compensation for their services to Select Medical Corporation as determined by the Board of Directors. The Board has the responsibility to administer the plan. The following section summarizes the Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan. We urge you to read the complete plan, a copy of which is included in this proxy statement as Appendix B.

      Purpose. The purpose of the plan is to promote our interests and the interests of our stockholders by attracting and retaining valued non-employee directors, and to motivate these persons to exercise their best efforts on our behalf.

      Administration. The Board of Directors shall administer the plan. The Board has full authority, subject to the terms of the plan, to do the following:

•	interpret and administer the plan;

•	determine the terms and conditions of awards given under the plan, including the schedule upon which options shall become exercisable; and

•	resolve all controversies and claims arising under the plan.

      All determinations made by the Board of Directors are conclusive and binding on all persons.

      Eligibility. Our directors who are also not employees are eligible to participate in the plan. If the plan had been effective as of March 31, 2002, eight directors would have been eligible to participate in the plan.

      Number of Shares. The plan provides that at any given time, options may be granted under the plan to purchase a maximum of 250,000 shares of our common stock, subject to increase as described below. Upon the exercise of an option, the number of shares of common stock underlying that option shall be added to the total number of shares available for grant under the plan. In addition, if any awards expire or otherwise terminate prior to being exercised, then the shares of common stock subject to the awards will be available again for grants under the plan.

      Types of Awards. The plan provides for the grant of stock options. A stock option is a grant by us of a right to purchase a specified number of shares of our common stock for a specified time period at a fixed price. All options issued under the plan shall be non-qualified stock options. All options are evidenced by written option agreements containing the terms and conditions of the options.

      The Board of Directors has the discretion to grant from time to time to each non-employee director an option to purchase shares of common stock, in such amounts as may be determined by the Board of Directors. The exercise price of the option shall be 100 percent of the fair market value of such optioned shares, as determined by the Board of Directors at the time the option is granted. The term of the option may not be greater than ten years. Options are not transferable during the optionee’s lifetime.

      Options may be exercised in several ways, including by payment of the exercise price in cash or its equivalent, by delivery of qualified shares of our common stock, or any combination of such methods, or, if permitted by the Board of Directors, with the proceeds of a loan by us. Any such loan could be secured by the stock acquired pursuant to the exercise of the option. All outstanding unvested options will vest upon a change in control, as defined in the plan.

      Amendment and Termination. The plan will terminate on midnight of February 11, 2012, unless terminated earlier by the Board of Directors. The Board of Directors has the authority to amend, suspend or terminate the plan at any time. However, no termination or amendment of the plan may materially impair the rights of an option holder without the consent of the holder. In addition, no amendment may be made which would require stockholder approval under Treas. Reg. Section 1.162-27(e)(4)(vi) or its successor without the approval of the stockholders.

      Certain Federal Income Tax Considerations. The following discussion is a summary of certain federal income tax considerations that may be relevant to a grantee as a result of awards they receive under the plan. The discussion is for general informational purposes only and does not claim to address specific federal income tax considerations that may apply to each grantee based on their particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to them.

      A grantee will not have taxable income and we are not entitled to a deduction upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a grantee will have ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the option, and, provided that certain requirements of the Internal Revenue Code are met, we will be entitled to a corresponding deduction. A grantee’s tax basis in the shares of our common stock received upon exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date.

      If a grantee sells the shares of our common stock received upon exercise of a non-qualified stock option, the grantee will generally realize a short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount received in connection with the sale of the shares, and the grantee’s tax basis in such shares.

      Grantees will be responsible to make appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of common stock pursuant to the Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. A grantee may, however, elect to have us retain a number of shares whose value equals the tax withholding required upon the exercise of options.

      The following table summarizes the number of options that were granted on February 12, 2002 to Non-Employee Directors under the plan, assuming stockholder approval of the plan and stockholder approval of Item 1 on the proxy card:

NEW PLAN BENEFITS

	Select Medical Corporation Amended and
	Restated 2002 Non-Employee Directors’ Plan

Name of Non-Employee Director	Dollar Value ($) (a)	Number of Options

Russell L. Carson	$0	0
David S. Chernow	47,778	7,000
Bryan C. Cressey	0	0
James E. Dalton, Jr.	47,778	7,000
Meyer Feldberg	47,778	7,000
Leopold Swergold	47,778	7,000
LeRoy S. Zimmerman	0	0
Executive Officers as a Group	0	0
Non-Executive Director Group	191,121	28,000
Non-Executive Officer Employees as a Group	0	0

(a)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that a director may receive is dependent on the excess of the stock price over the exercise price on the day the option is exercised, so there is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. The estimated grant date present value of each stock option is $6.8254 based on the following defined option terms and assumptions: (i) a grant price of $14.04; (ii) an exercise price of $14.04; (iii) an expected life of 4 years from each vesting date; (iv) a risk-free interest rate of 4.55%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (v) a dividend yield of 0%, representing the stock’s current yield; and (vi) a stock price volatility rate of 39%.

      The Board of Directors recommends a vote FOR the adoption of the Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan.

PROPOSAL TO APPROVE THE ADOPTION OF THE SELECT MEDICAL CORPORATION

SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN

ITEM 3 ON PROXY CARD

      We are asking you to approve the adoption of the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan. Approval requires the affirmative vote of a majority of the eligible shares present at the annual meeting, in person or by proxy, and voting thereon. The terms of the plan as currently in effect, without giving effect to the proposed amendment and restatement, are described below.

Select Medical Corporation Amended and Restated 1997 Stock Option Plan

      The Board of Directors adopted the Select Medical Corporation 1997 Stock Option Plan effective as of October 30, 1997 and amended and restated it as of February 22, 2001. The plan provides for the grant of stock options to designated officers, key employees, and consultants of ours and our subsidiaries and our non-employee directors.

      Purpose. The purpose of the plan is to promote our interests and the interests of our stockholders by attracting and retaining valued officers, key employees, non-employee directors and consultants, and to motivate these persons to exercise their best efforts on our behalf.

      Administration. Our Stock Option Committee shall administer the plan. The Stock Option Committee has full authority, subject to the terms of the plan, to do the following:

•	interpret and administer the plan;

•	select who among the eligible individuals will participate in the plan;

•	determine the terms, conditions and types of awards given under the plan; and

•	resolve all controversies and claims arising under the plan.

      All determinations made by the Stock Option Committee are conclusive and binding on all persons.

      Eligibility. Any officer, key employee (including any director who is also an employee), non-employee director or consultant providing services to us or our subsidiaries are eligible to participate in the plan, provided that non-employee directors and consultants are not eligible to receive incentive stock options.

      Number of Shares. The plan provides for the issuance of up to a total of 5,760,000 shares of our common stock, plus any additional amount (the additional amount will be calculated by the committee from time to time) necessary to make the total shares available for issuance under the plan equal to the sum of 5,760,000 plus 14% of the total issued and outstanding common stock in excess of 34,560,000 shares, subject to adjustments for stock splits, stock dividends and similar changes in our capitalization. If any awards expire or otherwise terminate prior to being exercised, then the shares of common stock subject to the awards will be available again for grants under the plan. In addition, when an option is exercised, the number of shares issued in connection with the option will be added to the amount available under the plan. No individual key employee or officer may receive awards covering more than 8,640,000 shares (subject to adjustment for stock splits, dividends and the like) under the plan during any calendar year or over the life of the plan.

      Types of Awards. The plan provides for the grant of stock options. A stock option is a grant by us of the right to purchase a specified number of shares of our common stock for a specified time period at a fixed price. Options may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options. All options are evidenced by written option agreements containing the term and conditions of the options.

      The exercise price of an option is determined by the Stock Option Committee, but, in the case of incentive stock options, the exercise price will not be less than the fair market value of a share of common stock on the date of grant (or 110% of such fair market value if the option is granted to any key employee or officer who owns more than 10% of the combined voting power of the company or any of our subsidiaries at the time the option is granted to him). The exercise price of a non-qualified stock option may be at less than the fair market value on the date of grant. The term of an option may not be greater than ten years (or five years for an incentive stock option granted to an employee or officer who owns more than 10% of the combined voting power of the company or any of our subsidiaries). Options are generally not transferable during the optionee’s lifetime, but the committee may provide in an option agreement that a non-qualified stock option is transferable subject to limitations and conditions determined by the committee.

      Options may be exercised in several ways, including by payment of the exercise price in cash or its equivalent, by delivery of qualified shares of our common stock, or any combination of such methods, or, if permitted by the Stock Option Committee, with the proceeds of a loan from us. Any such loan could be secured by the stock acquired pursuant to the exercise of the option or by any other security as determined by the committee. All outstanding unvested options will vest upon a change in control, as defined in the plan.

      Amendment and Termination. The plan will terminate on midnight of February 21, 2011, unless terminated earlier by the Board of Directors. The Board of Directors has authority to amend, suspend or terminate the plan at any time. However, no termination or amendment of the plan may materially impair the rights of an option holder without the consent of the holder. In addition, the following amendments will require prior stockholder approval:

•	with respect to incentive stock options any amendment that would, if it were not approved by the stockholders, change the class of employees eligible to participate in the plan;

•	any amendment that would, if it were not approved by the stockholders, increase the maximum number of shares of common stock with respect to which incentive stock options may be granted, except as permitted under the terms of the plan;

•	any amendment that would, if it were not approved by the stockholders, extend the duration of the plan with respect to any incentive stock options granted under the plan; or

any amendment for which shareholder approval is required pursuant to Treas. Reg. Section 1.162-27(e)(4)(vi) or its successor.

      Certain Federal Income Tax Considerations. The following discussion is a summary of certain federal income tax considerations that may be relevant to a grantee as a result of awards they receive under the Plan. The discussion is for general informational purposes only and does not claim to address specific federal income tax considerations that may apply to each grantee based on their particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to them.

      A grantee recognizes no taxable income and we are not entitled to a deduction when an incentive stock option is granted or exercised. Provided the grantee meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant of the incentive stock option and one year from the date of exercise), gain or loss recognized by a grantee upon sale of the shares will be long-term capital gain or loss (assuming the shares are held as a capital asset), and we will not be entitled to a deduction. If, however, the grantee disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the grantee will recognize ordinary income at that time equal to the excess of the amount realized upon such disposition (or, if less, the fair market value of the shares at the time of exercise of the incentive stock option) over the exercise price of the incentive stock option, and we will be entitled to a corresponding deduction (subject to any applicable limitations under Section 162(m) of the Code). Any amount realized upon a disqualifying disposition of the shares in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain (assuming the shares are held as a capital asset) and will be treated as long-term capital gain if the shares have been held for more than one year.

      A grantee will not have taxable income and we are not entitled to a deduction upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a grantee will have ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the option, and, provided that certain requirements of the Internal Revenue Code are met, we will be entitled to a corresponding deduction. A grantee’s tax basis in the shares of our common stock received upon exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date.

      If a grantee sells the shares of our common stock received upon exercise of a non-qualified stock option, the grantee will generally realize a short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount received in connection with the sale of the shares, and the grantee’s tax basis in such shares.

      Grantees will be responsible to make appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of common stock pursuant to the Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. A grantee may, however, elect to have us retain a number of shares whose value equals the tax withholding required upon the exercise of options.

Proposed Amendment

      On April 11, 2002, the Board of Directors adopted the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan (the “Second Amendment and Restatement”), subject to stockholder approval. The Second Amendment and Restatement amends the plan to provide for, among other things, the issuance of options to purchase 3,000,000 additional shares of our common stock (the “Amendment Options”). A substantial portion of the 3,000,000 Amendment Options — the precise amount to be determined by the Stock Option Committee in its sole discretion — shall be subject to the vesting procedures governing “Performance Accelerated Vesting Options,” which are described below. The vesting and exercisability of the balance of the Amendment Options that are not subject to the vesting procedures described below shall be determined by the Stock Option Committee in its sole discretion. Except as modified by the Second Amendment and Restatement as described herein, the terms of the plan which are described above shall remain in full force and effect. We urge you to read the complete Second Amendment and Restatement, a copy of which is included in this proxy statement as Appendix C.

      Number of Shares. The Second Amendment and Restatement amends the plan to provide that, subject to increase as described below, the number of shares of common stock that may be issued under the plan shall be 5,760,000 shares of common stock, plus the 3,000,000 Amendment Options, plus an additional amount calculated by the Stock Option Committee from time to time, equal to 14% of the total issued and outstanding common stock in excess of 34,560,000 shares. In addition, upon the exercise of any option, including any Amendment Option, the number of shares of common stock underlying that option shall be added to the total number of shares available for grant under the plan. Further, if any option, including any Amendment Option, expires or otherwise terminates prior to being exercised, then the shares of common stock subject to such option will be available again for grants under the plan. Any options that are re-granted under the plan, including options made available as the result of exercise or termination of Performance Accelerated Vesting Options, will not be required to be subject to vesting, but may be made subject to vesting at the discretion of the Stock Option Committee.

      Limitation on Awards. The Second Amendment and Restatement amends the plan to remove the limitation that no individual key employee or officer may receive awards covering more than 8,640,000 shares over the life of the plan.

      Eligibility. Only our key management personnel are eligible to participate with respect to the Amendment Options.

      Types of Awards. All of the Amendment Options issued under the plan shall be non-qualified stock options.

      Exercise Price. The exercise price of each Amendment Option shall be one hundred percent (100%) of the fair market value of such optioned share, as determined by our Stock Option Committee at the time the option is granted.

      Vesting of Performance Accelerated Vesting Options. The Performance Accelerated Vesting Options will vest and become exercisable on the seventh anniversary of the grant of such options, but the vesting schedule for these options will be accelerated if we meet the following performance targets. Twenty percent (20%) of a grant of Performance Accelerated Vesting Options shall vest and become exercisable after the completion of each fiscal year for which we have met or exceeded two performance-based targets. The first performance target shall be met if our earnings per share (“EPS”) equals or exceeds $0.84 for 2002, and, with respect to each subsequent year, an EPS target determined based on increasing the immediately preceding year’s EPS target by fifteen percent (15%) per year, compounded annually (for example, the target would be $0.97 for 2003). “EPS” shall mean our earnings per share, for the relevant period, after eliminating unusual or non-recurring items of revenue, income and expense (as determined by the Stock Option Committee in its sole discretion), and otherwise computed in accordance with generally accepted accounting principles, consistently applied. EPS in excess of a year’s EPS target may be carried forward for purposes of determining whether an EPS target is met or exceeded in the years that follow. EPS shortfalls in a given year will not reduce the EPS targets set for subsequent years. The second performance target shall be met if our Return on Equity (“ROE”) is at least 13.5% for 2002, and, with respect to each subsequent year, a percentage determined by increasing the target by 50 basis points per year (for example, the target would be 14% for 2003). “ROE” means net income for the relevant year divided by stockholder’s equity as determined on the last day of such year. “Net Income” shall mean our net income, for the relevant period, after eliminating unusual or non-recurring items of revenue, income and expense (as determined by the Stock Option Committee in its sole discretion), and otherwise computed in accordance with generally accepted accounting principles, consistently applied. Net income in excess of that needed to meet a year’s ROE target may be carried forward for purposes of determining whether an ROE target is met or exceeded in the years that follow. Net income shortfalls in a given year will not reduce the ROE targets set for subsequent years. Finally, if we meet both performance targets, as described above, in 2002, 2003 and 2004 and our EPS for the fiscal year 2004 is equal to or greater than $1.21, then all unvested Performance Accelerated Vesting Options shall become fully vested and immediately exercisable. Our Stock Option Committee, in its sole discretion, will decide any question as to whether a Performance Accelerated Vesting Option has vested.

      Termination. The Second Amendment and Restatement also provides that the plan will terminate on April 10, 2012, unless terminated earlier by the Board of Directors.

      The Board of Directors recommends a vote FOR the adoption of the Select Medical Corporation Second Amended and Restated Select Medical Corporation 1997 Stock Option Plan.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

ITEM 4 ON PROXY CARD

      Subject to stockholder ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to examine the financial statements of the Company for 2002. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors to audit and report upon the financial statements of the Company for fiscal year 2002. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its recommendation.

      One or more representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

      Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in connection with its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company’s unaudited condensed consolidated interim financial statements were $471,900.

Financial Information Systems Design And Implementation Fees

      During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

      In addition to the fees described above, aggregate fees of $584,060 were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services:

Audit-related services(a)	$421,012
Tax services	$79,896
Other	$83,152

(a)	Audit-related fees include fees in connection with the issuance of consents and comfort letters for the Company’s initial public offering, subordinated debt offering and secondary offering, and fees for audits of the Company’s employee benefit plans.

      The audit committee reviews and considers all PriceWaterhouseCoopers LLP professional services when assessing auditor independence.

      The Board of Directors recommends a vote FOR ratification of PricewaterhouseCoopers as independent auditors of the Company for the year ended December 31, 2002.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Report of the Audit Committee to the Full Board of Directors of Select Medical Corporation.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

      We are not employees of the Company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

      In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2001 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent auditors their independence, including the compatibility of nonaudit services with the auditor’s independence.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

Meyer Feldberg
Leopold Swergold
James E. Dalton, Jr.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors on Executive Compensation

      Role of Committee. The Compensation Committee establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s stock option plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, business financial performance and enhanced stockholder value. The Compensation Committee consists of three non-employee directors.

      The Compensation Committee reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company’s executive officers, as well as all stock option grants and cash incentive awards to all key employees. The Compensation Committee also reviews and makes recommendations to the Board of Directors on policies and programs for the development of management personnel and management structure and organization.

      The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities, to maximize Company performance and deliver enhanced value to the Company’s stockholders. The Compensation Committee believes it is important to place a significant portion of executive officers’ total compensation, principally in the form of equity, at risk by tying executive officers’ compensation directly to the performance of the business. Executive compensation consists primarily of an annual salary, annual bonuses conditioned upon the performance of the Company and long-term equity-based compensation in the form of stock options.

      Chief Executive Officer (until September 17, 2001). Rocco A. Ortenzio served as our Chairman and Chief Executive Officer until September 2001, and has served as our Executive Chairman since that time. Mr. Ortenzio’s compensation during 2001 was based on the employment agreement entered into in March 2000, which has subsequently been amended on August 8, 2000, February 30, 2001 and September 17, 2001. Under that agreement, Mr. Ortenzio is paid an annual salary of $800,000, and is eligible to receive bonus compensation and stock options at the discretion of the Board of Directors. In 2001 the Board of Directors, upon the recommendation of the Compensation Committee, awarded Mr. Ortenzio a bonus of $480,000, based upon the accomplishment of Company and personal performance goals that are determined by the Compensation Committee, including our achievement of certain financial objectives, such as increasing our earnings per share, revenue and profitability, and non-financial objectives, such as the successful completion of our initial public offering and senior subordinated notes offering. During 2001, Mr. Ortenzio also was granted stock options to purchase 900,000 shares of our common stock. The use of stock options as a portion of Mr. Ortenzio’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executive’s compensation be at risk and dependent upon our long-term stock performance.

      Chief Executive Officer (beginning September 17, 2001). Robert A. Ortenzio served as our President and Chief Operating Officer until September 2001, and has served as our President and Chief Executive Officer since that time. Mr. Ortenzio’s compensation during 2001 was based on the employment agreement entered into in March 2000, which has subsequently been amended on August 8, 2000, February 30, 2001 and September 17, 2001. Under that agreement, as of September 17, 2001 Mr. Ortenzio’s annual salary was increased from $700,000 to $800,000, and he is eligible to receive bonus compensation and stock options at the discretion of the Board of Directors. In 2001 the Board of Directors, upon the recommendation of the Compensation Committee, awarded Mr. Ortenzio a bonus of $450,000, based upon the accomplishment of Company and personal performance goals that are determined by the Compensation Committee, including our achievement of certain financial objectives, such as increasing our earnings per share, revenue and profitability, and non-financial objectives, such as the successful completion of our initial public offering and senior subordinated notes offering. During 2001, Mr. Ortenzio also was granted stock options to purchase

900,000 shares of our common stock. The use of stock options as a portion of Mr. Ortenzio’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executive’s compensation be at risk and dependent upon our long-term stock performance.

      2001 Compensation for Other Executive Officers. Annual compensation for executive officers consists of base salaries and incentive bonuses. Base salaries are established initially on the basis of subjective factors, including experience, individual achievements and the level of responsibility assumed at the Company. The Compensation Committee reviews executive officers’ annual compensation to adjust annual compensation based on each executive officer’s past performance, expected future contributions, the scope and nature of responsibilities of the executive officer, including changes in responsibilities, and market compensation practices.

      The Compensation Committee believes that a portion of the executives’ annual compensation in the form of incentive bonuses should be tied to the achievement of the Company’s annual goals in order to reward individual performance and overall Company success. Additionally, a portion of each officer’s bonus is based on subjective criteria particular to each officer’s individual performance. Assuming such goals have been met during the year, each executive officer is then eligible to receive a certain predetermined percentage of such officer’s base salary in the form of an annual bonus.

      In addition to base salaries and incentive bonuses, the Compensation Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Options, which have a fixed exercise price equal to the market value of the Common Stock on the date of grant, were granted to directors, executive officers and other key employees in 2001.

      Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits our ability to deduct compensation in excess of $1,000,000 paid during a tax year individually to our executive officers at year end. Certain performance-based compensation is not subject to such deduction limit. Awards of stock options under our Amended and Restated 1997 Stock Option Plan are designed to meet the criteria of “performance-based” compensation that is fully deductible under Code Section 162(m). It is the Compensation Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

COMPENSATION COMMITTEE

Russell C. Carson
Bryan C. Cressey
David S. Chernow

Executive Compensation

      The following table provides summary information concerning the compensation earned by our Chief Executive Officer and our four most highly paid executive officers, other than our Chief Executive Officer, employed by us during the fiscal year ended December 31, 2001.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(a)	Options	Compensation

Rocco A. Ortenzio	2001	$800,000	$480,000	$—	900,000	$64,788	(b)
Executive Chairman (Chief	2000	581,667	287,500	—	—	7,690	(b)
Executive Officer until	1999	387,222	193,611	—	655,044	—
September 17, 2001)
Robert A. Ortenzio(c)	2001	725,000	450,000	5,100	900,000	—
President and Chief Executive	2000	507,692	256,250	5,250	—	—
Officer (Chief Executive	1999	334,669	165,446	3,976	436,696	—
Officer beginning
September 17, 2001)
Patricia A. Rice(c)	2001	500,000	250,000	5,100	91,199	—
Chief Operating Officer	2000	365,385	147,500	5,250	201,599	—
	1999	233,450	90,000	4,611	—	—
Martin F. Jackson(c)	2001	250,000	125,000	5,100	76,960	40,000	(d)
Senior Vice President and	2000	234,616	94,000	5,250	120,960	40,000	(d)
Chief Financial Officer
Edward R. Miersch(c)	2001	325,000	84,000	2,100	30,720	—
President of NovaCare	2000	294,231	122,500	2,100	259,199	—
Division

(a)	The value of certain perquisites and other personal benefits is not included in the amounts disclosed because it did not exceed for any officer in the table above the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such officer.

(b)	Other compensation represents the benefit to Rocco A. Ortenzio of premiums we paid in connection with life insurance policies owned by the Rocco A. Ortenzio Irrevocable Trust. See “— Employment Agreements.” Under this arrangement we paid no premiums in respect of term life insurance, and the value of the premiums paid by us reflects the present value of an interest free loan to Mr. Ortenzio through the end of the fiscal year.

(c)	Other annual compensation represents employer matching contributions to the 401(k) plan.

(d)	Other compensation represents the forgiveness of principal in connection with a loan we made to Martin F. Jackson in 1999 for the purpose of purchasing shares of our common stock. See “Certain Relationships and Related Party Transactions.”

Option Grants During the Year Ended December 31, 2001

      The following tables set forth certain information concerning grants to purchase shares of our common stock of each of the officers named in the summary compensation table above during the year ended December 31, 2001.

		Percentage of
	Number of	Total Options
	Securities	Granted to	Exercise
	Underlying Options	Employees in	Price per		Grant Date
Name	Granted(a)	2001	Share(b)	Expiration Date	Present Value(c)

Rocco A. Ortenzio	900,000	31.0%	$11.75	4/25/11	$3,885,255
Robert A. Ortenzio	900,000	31.0%	11.75	4/25/11	4,834,000
Patricia A. Rice	21,199	0.7%	9.50	2/25/11	58,189
	70,000	2.4%	11.75	4/25/11	405,922
Martin F. Jackson	16,960	0.6%	9.50	2/25/11	46,553
	60,000	2.1%	11.75	4/25/11	347,933
Edward R. Miersch	12,720	0.5%	9.50	2/25/11	34,915
	18,000	0.6%	15.05	12/9/11	132,395

(a)	All options granted to employees are either incentive stock options or nonqualified stock options and (other than those granted to Rocco A. Ortenzio and Robert A. Ortenzio) generally vest over five years at the rate of 20% of the shares subject to the option per year. All options granted in 2001 to Robert A. Ortenzio vest over three years at the rate of 33.33% of the shares subject to the option per year, and all options granted in 2001 to Rocco A. Ortenzio are currently exercisable. Unvested options lapse upon termination of employment. Options expire ten years from the date of grant.

(b)	We granted options at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors.

(c)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the day the option is exercised, so there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 39% for those options issued subsequent to our initial public offering and 0% for those options granted before that date; (ii) the assumed weighted average risk-free rate of return varies based upon the term and vesting period of the option. The rates range from 4.42% to 5.02%; (iii) dividend yield is assumed to be 0%; and (iv) an expected life of 4 years from each vesting date.

Year End December 31, 2001 Option Values

      The following table sets forth certain information concerning option exercises by each of the officers named in the above summary compensation table.

			Number of Securities		Value of Unexercised In-The
			Underlying Unexercised		Money Options at Fiscal Year
	Shares		Options at Fiscal Year End		End(a)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rocco A. Ortenzio	400,000	$3,711,219	2,105,444	0	$15,669,771	$0
Robert A. Ortenzio	200,000	1,855,610	553,496	900,000	5,347,181	3,897,000
Patricia A. Rice	0	0	40,319	252,479	363,331	1,895,953
Martin F. Jackson	0	0	47,230	208,289	443,881	1,571,007
Edward R. Miersch	48,384	418,350	3,456	238,079	19,561	2,032,611

(a)	Based on the stock’s closing price on the Nasdaq stock market on December 31, 2001, less the exercise price, multiplied by the number of shares underlying the option. Such amounts may not be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the common stock at the time of any such exercise and thus are dependent upon future performance of the common stock.

Employment Agreements

      In March 2000, we entered into three-year employment agreements with three of our executive officers, Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A. Rice. These agreements were amended on August 8, 2000, February 3, 2001, and, with respect to Messrs. Rocco and Robert Ortenzio, September 17, 2001. Under these agreements, Messrs. Rocco and Robert Ortenzio are to be paid an annual salary of $800,000 and Ms. Rice is to be paid a salary of $500,000, subject to adjustment by our Board of Directors. In addition, these executives are eligible for bonus compensation. The employment agreements also provide that the executive officers will receive long term disability insurance. In the event Rocco A. Ortenzio’s employment is terminated due to his disability, we must make salary continuation payments to him equal to 100% of his annual base salary for ten years after his date of termination or until he is physically able to become gainfully employed in an occupation consistent with his education, training and experience. We are also obligated to make disability payments to Robert A. Ortenzio and Patricia A. Rice for the same period; however, payments to them must equal 50% of their annual base salary. In addition, Rocco A. Ortenzio and Robert A. Ortenzio are each entitled to six weeks paid vacation. Patricia A. Rice is entitled to four weeks paid vacation.

      Under the terms of each of these executive officers’ employment agreements, their employment term began on March 1, 2000 and expires on March 1, 2003. At the end of each 12-month period beginning March 1, 2000, the term of each employment agreement automatically extends for an additional year unless one of the executives or we give written notice to the other not less than three months prior to the end of that 12-month period that we or they do not want the term of the employment agreement to continue. Each of these agreements was extended for an additional year on March 1, 2001 and March 1, 2002. Thus, in the absence of written notice given by one of the executives or us, the remaining term of each employment agreement will be three years from each anniversary of March 1, 2000. In each employment agreement, for the term of the agreement and for two years after the termination of employment, the executive may not participate in any business that competes with us within a twenty-five mile radius of any of our hospitals or outpatient rehabilitation clinics. The executive also may not solicit any of our employees for one year after the termination of the executive’s employment.

      These three employment agreements also contain a change of control provision. If, within the one-year period immediately following a change of control of Select, we terminate Rocco A. Ortenzio or Robert A. Ortenzio without cause or Rocco A. Ortenzio or Robert A. Ortenzio terminates his employment agreement for any reason, we are obligated to pay them a lump sum cash payment equal to their base salary plus bonus for the previous three completed calendar years. If, within the one-year period immediately following a change of control of Select, Patricia A. Rice terminates her employment for certain specified reasons or, within the five-year period immediately following a change of control, is terminated without cause, has her compensation reduced from that in effect prior to the change of control or is relocated to a location more than 25 miles from Mechanicsburg, Pennsylvania, we are obligated to pay her a lump sum cash payment equal to her base salary plus bonus for the previously three completed calendar years. In addition, if any of these executives are terminated within one year of a change of control, all of their unvested and unexercised stock options will vest as of the date of termination. A change in control is generally defined to include the following: the acquisition by a person or group, other than our current stockholders who own 12% or more of the common stock, of more than 50% of our total voting shares; a business combination following which there is an increase in share ownership by any person or group, other than the executive or any group of which the executive is a part, by an amount equal to or greater than 33% of our total voting shares; our current directors, or any director elected after the date of the respective employment agreement whose election was approved by a majority of the then current directors, cease to constitute at least a majority of our board; a business combination following which our stockholders cease to own shares representing more than 50% of the voting power of the surviving corporation; or a sale of substantially all of our assets other than to an entity controlled by our shareholders prior to the sale. Notwithstanding the foregoing, no change in control will be deemed to have occurred unless the transaction provides our stockholders with consideration equal to or greater than $6.51 per share of common stock. Otherwise, if any of the executives’ services are terminated by us other than for cause or they terminate their employment for good reason, we are obligated to pay them a pro-rated bonus for the year of termination equal to the product of the target bonus established for that year, or if no target bonus is established the bonus paid or payable to them for the year prior to their termination, in either case multiplied by the fraction of the year of termination they were employed. In addition, we would also be obligated to pay these executives their base salary as of the date of termination for the balance of the term of the agreement. Finally, all vested and unexercised stock options will vest immediately.

      Under amendments to Rocco A. Ortenzio’s senior management and employment agreements, we are obligated to pay premiums on life insurance policies held in the Rocco A. Ortenzio Irrevocable Trust, provided that Mr. Ortenzio remains an employee, director, consultant, advisor or independent contractor of ours. We are obligated under these arrangements to pay approximately $2.0 million in premiums in 2000, and $1.25 million for each of the years 2001 through 2010. Under a related collateral assignment agreement, upon Mr. Ortenzio’s death, or if the trust surrenders these policies, we are entitled to be repaid, at our election, by the trust for the amount of the premiums we have paid over the life of the policies. In the event of Mr. Ortenzio’s death, we will be repaid from the death proceeds of the policies. In the event the policy is surrendered or canceled, we will be repaid from the cash surrender value of the policies. At any time prior to Mr. Ortenzio’s death, we can be paid by loan, partial surrender or withdrawal of premiums paid prior to the time of loans, surrender or withdrawal.

      We have also entered into a deferred compensation agreement with Rocco A. Ortenzio, pursuant to which Mr. Ortenzio has deferred all of his compensation, including his salary and bonus, earned between March 1, 1997 and December 31, 2000. This amount accrued interest at a rate of 6% from March 1, 1997 to December 31, 1999, and no interest thereafter. We will pay these funds to his spouse or his estate within 60 days after his death.

      In December 1999, we entered into a three year employment agreement with Mr. Edward R. Miersch, which remains in effect for successive one year periods, unless terminated by 180 days prior notice by either party. Under this agreement, we granted him options to purchase 241,920 shares of our common stock at an exercise price of $6.51 per share with 20% of the options vesting each year over five years. Mr. Miersch is entitled to receive an annual salary of not less than $300,000 and incentive compensation in an amount of up to 40% of his base salary. Further, Mr. Miersch is entitled to any employment and fringe benefits under our policies as they exist from time to time and which are made available to substantially all of our employees. During the employment term and for two years after the termination of his employment, Mr. Miersch may not solicit any of our employees or participate in any business that competes with us within a twenty mile radius of any of our facilities or businesses.

      In March 2000, we entered into change of control agreements with Mr. Miersch and Mr. Martin F. Jackson, which were each amended on February 23, 2001. These agreements provide that if within a five-year period immediately following a change of control of Select, we terminate Mr. Jackson or Mr. Miersch without cause, reduce either of their compensation from that in effect prior to the change of control or relocate Mr. Jackson to a location more than 25 miles from Mechanicsburg, Pennsylvania or Mr. Miersch to a location more than 25 miles from King of Prussia, Pennsylvania, we are obligated to pay the affected individual a lump sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. If at the time we terminate Mr. Jackson or Mr. Miersch without cause or Mr. Jackson or Mr. Miersch terminates his employment for good reason in connection with a change in control, Mr. Jackson or Mr. Miersch has been employed by us for less than three years, we must pay the terminated individual three times his average total annual cash compensation (base salary and bonus) for his years of service. In addition, the agreements provide that all unvested stock options will vest upon termination. A change in control has the same definition as in the employment agreements of Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A. Rice, as described above.

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE APRIL 5, 2001 AMONG

SELECT MEDICAL CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
STANDARD AND POOR’S SMALLCAP HEALTHCARE PROVIDERS & SERVICES INDEX

      The following graph presents a comparison of the cumulative total return on the Company’s common stock with the Nasdaq Stock Market (U.S.) Index (Nasdaq) and the Standard and Poor’s SmallCap Health Care Providers & Services Index (S&P SCHCPS), since the date of the Company’s initial public offering on April 5, 2001. The graph assumes an investment of $100.00 on April 5, 2001 in the Company’s common stock and each of the indexes, and reinvestment of all dividends where applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

      The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2002. The table includes:

•	each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table; and

•	all of our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise noted, we believe that all persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them. All share amounts include shares of common stock issuable upon the exercise of options or warrants exercisable within 60 days of February 28, 2002. Options or warrants that are exercisable for common stock and other ownership rights in common stock that vest within 60 days of the date of this proxy statement are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Number of Shares
	Options and	Beneficially Owned
	Warrants	Including Options and
5% Beneficial Owners, Directors, Nominees for	Exercisable	Warrants Exercisable	Percent of Shares
Director and Named Executive Officers	Within 60 Days	Within 60 Days	Outstanding

Entities affiliated with Welsh, Carson, Anderson & Stowe VII, L.P.(a)	722,523	12,363,897	26.4%
Entities affiliated with GTCR Golder, Rauner, LLC (b)	631,722	6,563,280	14.0
Entities affiliated with Thoma Cressey Equity Partners (c)	90,804	4,535,408	9.8
Rocco A. Ortenzio (d)	2,847,831	5,231,319	10.7
Robert A. Ortenzio (e)	989,319	2,242,946	4.8
Russell L. Carson (f)	722,523	12,657,574	27.0
Bryan C. Cressey (g)	691,089	9,720,136	20.8
Donald J. Edwards (h)	631,722	6,569,720	14.0
Meyer Feldberg	2,880	2,880	*
James E. Dalton, Jr.	2,880	2,880	*
LeRoy S. Zimmerman	19,586	27,765	*
Leopold Swergold (i)	2,880	218,287	*
David S. Chernow (j)	—	12,520	*
Patricia A. Rice (k)	93,117	303,739	*
Martin F. Jackson (l)	79,902	130,402	*
Edward R. Miersch	15,384	17,803	*
All executive officers and directors as a group (18 persons)	5,619,867	32,109,758	62.0%

*	Less than 1%

(a)	Common shares held include 2,248,307 shares and warrants to purchase 45,700 shares held by WCAS Capital Partners III, L.P., 8,965,556 shares and warrants to purchase 676,823 shares held by Welsh, Carson, Anderson & Stowe VII, L.P. and 427,511 shares held by Welsh, Carson, Anderson & Stowe Healthcare Partners, L.P. The general partners of Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Capital Partners III, L.P. are WCAS VII Partners, L.P. and WCAS CP III, L.L.C., respectively. Bruce K. Anderson, Russell L. Carson, Anthony J. DeNicola, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan Rather, Lawrence B. Sorrel and Patrick J. Welsh are general partners of WCAS VII Partners and managing members of WCAS CP III. The general partner of WCAS Healthcare Partners, L.P. is WCAS HP Partners. Russell L. Carson and Patrick J. Welsh are partners of WCAS HP Partners. Accordingly, each of the individuals listed above may be deemed a beneficial owner of the shares owned by these entities. Shares listed as beneficially owned by affiliates of Welsh, Carson, Anderson & Stowe VII, L.P. do not include any shares owned of record by these individuals. Welsh, Carson, Anderson & Stowe VII, L.P.’s business address is 320 Park Avenue, Suite 2500, New York, New York 10022.

(b)	Common shares held include 7,798 shares held by GTCR Associates V, 3,278 shares held by GTCR Associates VI, 1,447,991 shares and warrants to purchase 30,717 shares owned by GTCR Fund VI, L.P., 10,381 shares held by GTCR VI Executive Fund L.P., 4,461,924 shares and warrants to purchase 601,005 shares owned by Golder, Thoma, Cressey, Rauner Fund V, L.P. and 186 shares owned by GTCR Investment Partners. GTCR V, L.P. is the general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P., and the managing general partner of GTCR Associates V. Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR V., L.P. GTCR Partners VI, L.P. is the general partner of GTCR Fund VI, L.P. and GTCR Executive Fund VI, L.P., and the managing general partner of GTCR Associates VI.

GTCR Golder Rauner, LLC is the general partner of GTCR Partners VI, L.P. GTCR Golder Rauner, LLC’s business address is 6100 Sears Tower, 233 S. Wacker Drive, Chicago, IL 60606-6402.

(c)	Common shares held include 4,400,485 shares and warrants to purchase 90,804 shares owned by Thoma Cressey Fund VI, L.P., 44,001 shares held by Thoma Cressey Friends Fund VI, L.P. and 118 shares owned by Thoma Cressey Equity Partners, Inc. TC Partners VI, L.P. is the general partner of Thoma Cressey Fund VI, L.P. and Thoma Cressey Friends Fund VI, L.P. Thoma Cressey Equity Partners, Inc. is the general partner of the TC Partners VI, L.P. Thoma Cressey Fund VI, L.P.’s business address is Sears Tower, 92nd Floor, 233 S. Wacker Drive, Chicago, IL 60606-6402.

(d)	Includes warrants to purchase 292,387 common shares and 246,857 common shares owned by Select Healthcare Investors I, L.P. Select Capital Corporation, of which Mr. Ortenzio is a 25% owner, Director and Chief Executive Officer, is the general partner of Select Healthcare Investors I, L.P. Mr. Ortenzio disclaims beneficial ownership of any shares held by Select Healthcare Investors I, L.P. that exceed his pecuniary interest therein. Includes 1,907 shares owned by Select Investments I, a Pennsylvania general partnership and 8,168 shares owned by Select Investments III, L.P., a Pennsylvania limited partnership. Mr. Ortenzio is the managing partner and a 25% owner of Select Investments I, and the general partner and a 70% owner of Select Investments III, L.P. Mr. Ortenzio disclaims beneficial ownership of any shares held by Select Investments I and Select Investments III that exceed his pecuniary interest in such partnerships. Includes 2,120 shares owned by the R.A. Ortenzio Family Partnership, L.P., of which Mr. Ortenzio is a general partner. Mr. Ortenzio disclaims beneficial ownership of any shares owned by the R. A. Ortenzio Family Partnership that exceed his pecuniary interest therein. Also includes 5,200 shares held by Nancy Ortenzio, spouse of Rocco A. Ortenzio, 10,500 shares held as a life tenant with John M. Ortenzio as remainderman, 10,500 shares held as a life tenant with Martin J. Ortenzio as remainderman and 10,500 shares held as a life tenant with Robert A. Ortenzio as remainderman. Rocco A. Ortenzio’s business address is 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055.

(e)	Includes warrants to purchase 135,823 common shares. Also includes 44,169 common shares owned by the Ortenzio Family Partnership, L.P., of which Robert A. Ortenzio is the general partner, and 246,857 common shares owned by Select Healthcare Investors I, L.P. Select Capital Corporation, of which Mr. Ortenzio is a 25% owner, Director and President, is the general partner of Select Healthcare Investors I, L.P. Mr. Ortenzio disclaims beneficial ownership of any shares held by Select Healthcare Investors I, L.P. that exceed his pecuniary interest therein. Also includes 2,120 shares owned by the R.A. Ortenzio Family Partnership and 1,907 shares owned by Select Investments I. Mr. Ortenzio is a general partner of each of the R.A. Ortenzio Family Partnership, L.P. and Select Investments I, and disclaims beneficial ownership of any shares held by the R.A. Ortenzio Family Partnership and Select Investments I to the extent it exceeds his pecuniary interest in such partnerships.

(f)	Includes 12,363,897 common shares owned by Welsh, Carson, Anderson & Stowe VII, L.P. and its affiliates. Mr. Carson is a principal of Welsh, Carson, Anderson & Stowe VII, L.P.

(g)	Includes 4,535,408 common shares owned by Thoma Cressey Fund VI, L.P. and its affiliates. Mr. Cressey is a principal of Thoma Cressey Equity Partners. Common shares beneficially owned also include 4,461,924 common shares and 601,005 warrants to purchase common shares owned by Golder, Thoma, Cressey, Rauner Fund V, L.P., and 7,798 common shares owned by GTCR Associates V. Mr. Cressey is a principal of Golder, Thoma, Cressey, Rauner, Inc., which is the general partner of GTCR V, L.P. Mr. Cressey disclaims beneficial ownership of any shares that exceed his pecuniary interest in the entities affiliated with GTCR Golder Rauner, LLC and Thoma Cressey Equity Partners.

(h)	Includes 6,563,180 common shares, owned by affiliates of GTCR Golder, Rauner, LLC and Golder, Thoma, Cressey Rauner, Inc. Mr. Edwards is a principal of Golder, Thoma, Cressey Rauner, Inc. and GTCR Golder Rauner, LLC. Mr. Edwards disclaims beneficial ownership of any shares that exceed his pecuniary interest therein.

(i)	Common shares held include 100,732 shares owned by Anvers, L.P., 40,640 shares owned by Anvers II, L.P. and 60,000 shares owned by Anvers Healthcare Investments, L.P. Mr. Swergold is the senior managing director of FSIP, LLC, which is the general partner of Anvers, L.P., Anvers II, L.P. and Anvers Healthcare Investments, L.P. Also includes 1,035 shares held by Jane Swergold.

(j)	Includes 11,520 shares held by David S. Chernow and Elizabeth A. Chernow as tenants in common.

(k)	Includes 16,457 common shares issued to Patricia A. Rice and Jesse W. Rice as Trustees under the Patricia Ann Rice Living Trust, 32,832 common shares held in an I.R.A. with Mellon PSFS as custodian for the benefit of Patricia A. Rice.

(l)	Includes 2,000 shares owned by children living in the same household.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On May 5, 1999 we loaned $120,000 to Martin F. Jackson, our Chief Financial Officer, to assist him in purchasing 19,749 shares of our common stock at a price of $6.08 per share. The loan is interest-free, and will be forgiven in principal amounts of $20,000 every six months from the date of the loan. As of the date hereof, $20,000 remains outstanding on this loan.

      We lease our corporate office space in Mechanicsburg, Pennsylvania from Old Gettysburg Associates I, Old Gettysburg Associates II and Old Gettysburg Associates III. Old Gettysburg Associates I and Old Gettysburg Associates III are general partnerships that are owned by Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio. Old Gettysburg Associates II is a general partnership owned by Rocco A. Ortenzio, Robert A. Ortenzio, John M. Ortenzio and Select Capital Corporation, a Pennsylvania corporation whose principal offices are located in Mechanicsburg, Pennsylvania. Rocco A. Ortenzio, Robert A. Ortenzio, Martin J. Ortenzio and John M. Ortenzio each own 25% of Select Capital Corporation. In the year ended December 31, 2001, we paid to these partnerships an aggregate amount of $1,141,853, for office rent, for various improvements to our office space and miscellaneous expenses. Our current lease for 43,919 square feet of office space at 4716 Old Gettysburg Road and our lease for 12,225 square feet of office space at 4718 Old Gettysburg Road expire on December 31, 2014. On May 15, 2001 we entered into a lease for 7,214 square feet of additional office space at 4720 Old Gettysburg Road in Mechanicsburg, Pennsylvania which expires on December 31, 2014. We amended this lease on February 26, 2002 to add a net of 4,200 square feet of office space. We currently pay approximately $1,154,000 per year in rent for this office space.

      We are a party to a Cost Sharing Agreement with Select Transport, Inc. and Select Air II Corporation, corporations owned by Rocco A. Ortenzio. The Cost Sharing Agreement, which was last amended on February 12, 2002, allows for reimbursement of expenses relating to the use of the hangar facility and the services of a mechanic and two pilots who are our employees. The Cost Sharing Agreement previously allowed for aircraft swapping at prescribed rates, and as amended allows us to use the Citation airplane owned by Select Air II at a rate of $1,600 per flight hour.

      We also have entered into compensatory and other employment-related contracts with Mr. Rocco A. Ortenzio and Mr. Robert A. Ortenzio. See “Executive Compensation — Employment Agreements.”

      The law firm of Eckert Seamans Cherin & Mellot, LLC, of which LeRoy S. Zimmerman was a member and now is of counsel, has in the past provided, and may continue to provide, legal services to us and our subsidiaries.

EXECUTIVE OFFICERS

      The current executive officers of the Company are as follows:

      Rocco A. Ortenzio, Executive Chairman and Director. Mr. Ortenzio is described above as an incumbent Class III director.

      Robert A. Ortenzio, Chief Executive Officer, President and Director. Mr. Ortenzio is described above as an incumbent Class II director.

      Patricia A. Rice has served as Executive Vice President and Chief Operating Officer since January 2002, and prior to that served as Executive Vice President of Operations since November 1999. She served as Senior Vice President of Hospital Operations from December 1997 to November 1999. She was Executive Vice

President of the Hospital Operations Division for Continental Medical Systems, Inc. from August 1996 until December 1997. Prior to that time, she served in various management positions at Continental Medical Systems, Inc. from 1987 to 1996. Age: 55.

      David W. Cross has served as Senior Vice President and Chief Development Officer since December 1998 and has served as President of the Rehabilitation Management division, a provider of contract rehabilitation services, since November 1999. Before joining us, he was President and Chief Executive Officer of Intensiva Healthcare Corporation from 1994 until we acquired it. Mr. Cross was a founder, the President and Chief Executive Officer, and a director of Advanced Rehabilitation Resources, Inc., and served in each of these capacities from 1990 to 1993. From 1987 to 1990, he was Senior Vice President of Business Development for RehabCare Group, Inc., a publicly traded rehabilitation care company, and in 1993 and 1994 served as Executive Vice President and Chief Development Officer of RehabCare Group, Inc. Mr. Cross currently serves on the board of directors of Odyssey Healthcare, Inc., a hospice health care company, and is also a Trustee of the Acute Long Term Hospital Association, a trade association. Age: 55.

      S. Frank Fritsch has served as Senior Vice President of Human Resources since November 1999. He served as our Vice President of Human Resources from June 1997 to November 1999. Prior to June 1997, he was Senior Vice President — Human Resources for Integrated Health Services from May 1996 until June 1997. Prior to that time, Mr. Fritsch was Senior Vice President — Human Resources for Continental Medical Systems from August 1992 to April 1996. From 1980 to 1992, Mr. Fritsch held senior human resources positions with Mercy Health Systems, Rorer Pharmaceuticals, ARA Mark and American Hospital Supply Corporation. Age: 50.

      Martin F. Jackson has served as Senior Vice President and Chief Financial Officer since May 1999. Mr. Jackson previously served as a Managing Director in the Health Care Investment Banking Group for CIBC Oppenheimer from January 1997 to May 1999. Prior to that time, he served as Senior Vice President, Health Care Finance with McDonald & Company Securities, Inc. from January 1994 to January 1997. Prior to 1994, Mr. Jackson held senior financial positions with Van Kampen Merritt, Touche Ross, Honeywell and L’Nard Associates. Age: 48.

      James J. Talalai has served as Senior Vice President and Chief Information Officer since August 2001. He served as our Vice President and Chief Information Officer from November 1999 to August 2001. Prior to that time, he served as Vice President of Information Services from October 1998 to November 1999, and served as Director of Information Services since May 1997. He was Director, Information Technology for Horizon/ CMS Healthcare Corporation from 1995 to 1997. He also served as Data Center Manager at Continental Medical Systems, Inc. from 1994 to 1995. Age: 40.

      Michael E. Tarvin has served as Senior Vice President, General Counsel and Secretary since November 1999. He served as our Vice President, General Counsel and Secretary from February 1997 to November 1999. He was Vice President — Senior Counsel of Continental Medical Systems from February 1993 until February 1997. Prior to that time, he was Associate Counsel of Continental Medical Systems from March 1992. Mr. Tarvin was an associate at the Philadelphia law firm of Drinker Biddle & Reath, LLP from September 1985 until March 1992. Age: 41.

      Edward R. Miersch has served as President of our NovaCare Rehabilitation Division since January 2000. Prior to that time, Mr. Miersch was Vice President of Ambulatory Services of Mercy Health System from December 1998 to October 1999. From March 1996 until October 1998, Mr. Miersch served first as Vice President — Operations and then as Senior Vice President and Chief Operating Officer of U.S. Physicians, Inc., an integrator and manager of physician practices that declared bankruptcy in November 1998. From September 1993 until March 1996, Mr. Miersch served as Eastern Region President of the Outpatient Rehabilitation Division of the former NovaCare, Inc. He served as President of Sports Physical Therapists, Inc. from September 1980 until September 1993, when that company was acquired by RehabClinics, Inc., a company which was itself in turn acquired by NovaCare, Inc. in early 1994. Mr. Miersch also served as Director of Physical Therapy and Sports Medicine at Haverford Community Hospital from September 1980 to January 1986. Age: 45.

      Scott A. Romberger has served as Vice President and Controller since February 1997. In addition, he became Chief Accounting Officer in December, 2000. Prior to February 1997, he was Vice President — Controller of Continental Medical Systems from January 1991 until January 1997. Prior to that time, he served as Acting Corporate Controller and Assistant Controller of Continental Medical Systems from June 1990 and December 1988, respectively. Mr. Romberger is a certified public accountant and was employed by a national accounting firm from April 1985 until December 1988. Age: 41.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers, directors and certain beneficial owners of our common stock. Based solely on a review of reports filed by these individuals or entities and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during fiscal year 2001 except that WCAS Capital Partners III, L.P., Russell L. Carson, Bruce K. Anderson, Anthony J. deNicola, Thomas E. McInerny, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, Lawrence B. Sorrel and Patrick J. Welsh each filed a Form 5 in February 2002 for a transaction involving WCAS Capital Partners III, L.P. that occurred in June 2001 and should have been reported previously on Form 4. Paul B. Queally also filed a Form 5 for a transaction that occurred in July 2001 and should have been reported previously on Form 4.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      Our compensation committee makes all compensation decisions regarding our executives. Messrs. Carson, Cressey and Feldberg served as the only members of the compensation committee in 2001.

SUBMISSION OF STOCKHOLDER PROPOSALS AND

DIRECTOR NOMINATIONS

      Under the rules of the Securities and Exchange Commission, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders must submit the proposal so that the Secretary of the Company receives it no later than December 20, 2002. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting. A stockholder wishing to make a nomination for election to the Board of Directors must submit written notice of the stockholder’s intention to make such nomination so that the Secretary or Assistant Secretary receives it not less than 90 days nor more than 120 days prior to the annual meeting at which such nomination is to occur. A stockholder wishing to have a proposal presented at an annual meeting must submit the proposal so that the Secretary or Assistant Secretary of the Company receives it not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided; however, that in the event that the date of the meeting is advanced by more than 20 days or delayed by more than seventy days from such anniversary date, notice by the stockholder must be received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of the meeting is made. The Company’s Bylaws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

OTHER BUSINESS

      The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

Michael E. Tarvin

Senior Vice President, General Counsel
and Secretary

April 19, 2002

APPENDIX A

SELECT MEDICAL CORPORATION

AUDIT COMMITTEE CHARTER

PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following: the financial reports and other financial information provided by the Corporation to its shareholders, the SEC and others; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and business conduct that Management and the Board have established; and the Corporation’s auditing, accounting and financial processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and adherence to these processes and systems. The Audit Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems;

•	review[1] and appraise the audit efforts of the Corporation’s independent accountants; and

•	provide an open avenue of communication among the independent accountants, financial and senior Management and the Board of Directors.

      In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of Management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Corporation and on other information presented to the Committee, Board or the Corporation by its officers or employees or by outside experts.

COMPOSITION OF THE AUDIT COMMITTEE

      The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements of the Nasdaq Stock Market or other appropriate governing body, unless the Board otherwise determines. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee.

      Determination of the true, actual and effective independence of any Audit Committee member that has or had some relationship with the Corporation, will be made by the Board of Directors with weight given to both prudent principles and “appearances.”

[1]	Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term “review” as used in this Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

      In addition to any such determination by the Board of Directors, the following persons shall not be considered independent directors:

•	Any person employed by the Company or any of its affiliates for the current year or any of the past three years;

•	Any person who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	Any person who is a member of the immediate family of an individual who is or has been an executive officer of the Company or any of its affiliates in any of the past three years (“immediate family” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person’s home);

•	A person who is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in securities of the Company) that exceed 5% of the Company’s or other business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

•	A person who is employed as an executive officer of another entity where any of the Company’s executives serve on that entity’s compensation committee.

      If the Board of Directors determines that it is in the best interests of the Company and the shareholders that an interested director is appointed to the Audit Committee, the Board of Directors, under these exceptional and limited circumstances, may appoint this interested director, as an additional director, provided that in the next annual proxy statement subsequent to such determination, the Board of Directors discloses the nature of the relationship and the reasons for such determination.

      The Audit Committee shall be designated and its membership appointed in accordance with and subject to the Company’s By-laws.

MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least twice annually with Management and the independent accountants in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and Management quarterly in advance of any release to review the Corporation’s financials consistent with its responsibilities and duties.

      The Committee shall report to the Board of Directors at each regularly scheduled Board meeting on significant results of its activities.

      The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Corporation for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

      The Committee may, in its discretion, utilize the services of the Corporation’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties, the Audit Committee shall:

     Documents/ Reports Review

•	Review the Corporation’s annual and interim financial statements and any reports or other financial information submitted to the shareholders, the SEC, and others, including any certification, report, opinion or review rendered by the independent accountants.

•	Review the regular internal reports to Management prepared by the internal auditors and Management’s response.

•	Review with Management and the independent accountants the Current Reports on Form 10-Q, the Annual Reports on Form 10-K, and any related public disclosure prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Accountants

•	After consultation with Management, recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

•	Periodically, the Committee should review and discuss with the independent accountants all significant relationships such accountants have with the Corporation which might affect their independence. In connection with this review, the independent auditors shall provide the Committee with a written statement delineating all relationships between the auditors and the Corporation.

•	Review the performance of the independent accountants with both Management and the independent accountants.

•	Subject to the overall direction of the Audit Committee, the internal audit function will be managed on a day-to-day operational basis by the Chief Financial Officer.

•	Periodically meet with the independent accountants separately and privately to hear their views on the Corporation’s internal controls and the qualitative aspects of the Corporation’s financial reporting, including the quality and consistency of both accounting policies and the underlying judgments.

     Financial Reporting Processes

•	Review with financial Management and the independent accountants the quality and consistency, not just the acceptability, of the judgments and appropriateness of the accounting principles and financial disclosure practices used by the Corporation. This discussion shall cover the degree of aggressiveness or conservatism of both the accounting principles employed and the underlying judgments.

•	Approve any significant changes to the Corporation’s auditing and accounting principles and practices after considering the advice of the independent accountants and Management.

•	Focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks.

     Process Improvement

•	Following the completion of the annual audit, review separately with Management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Periodically review processes and policies for communicating with investors and analysts.

•	Review any significant disagreement among Management and the independent accountants in connection with the preparation of the financial statements.

•	Review with the independent accountants and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     Business Conduct and Legal Compliance

•	Review the Corporation’s Code of Conduct and review Management’s processes for communicating and enforcing this Code.

•	Review Management’s monitoring of the Corporation’s compliance with the organization’s Code of Conduct, and ensure that Management has the proper review system in place to ensure that Corporation’s financial statements, reports, and other financial information disseminated to governmental organizations and the public to satisfy legal requirements.

•	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

     Other Responsibilities

•	Review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

•	Provide the report for inclusion in the Corporation’s Annual Proxy Statement that is required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

•	Through its Chair, report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

•	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

EFFECTIVE DATE

      This Audit Committee Charter was adopted by the Board of Directors effective as the 1st day of May, 2001.

APPENDIX B

SELECT MEDICAL CORPORATION

AMENDED AND RESTATED
2002 NON-EMPLOYEE DIRECTORS’ PLAN

B-i

SELECT MEDICAL CORPORATION

AMENDED AND RESTATED

2002 NON-EMPLOYEE DIRECTORS’ PLAN

      WHEREAS, Select Medical Corporation, a Delaware corporation, (the “Company”) desires to award nonqualified stock options to those of its directors who are not also employees;

      NOW, THEREFORE, originally effective as of February 12, 2002, the Amended and Restated 2002 Non-Employee Directors’ Plan is hereby amended and restated as of April 11, 2002 the under the following terms and conditions:

      1.     Purpose. The Amended and Restated 2002 Non-Employee Directors’ Plan (the “Plan”) is intended to provide a means whereby the Company may, through the grant of nonqualified stock options (the “Options” or “NQSO’s”) to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to those of the Company’s directors who are not also employees (“Non-Employee Directors”) of the Company or a “Related Corporation” (as defined below) attract and retain such Non-Employee Directors and motivate each of them to exercise his or her best efforts.

      The term “Related Corporation” shall mean any of the following:

(a) A subsidiary corporation of the Company as defined in Section 424(f) of the Code;

(b) A parent corporation of the Company, as defined in Section 424(e) of the Code; or

(c) Any trade or business (whether or not incorporated) which is directly or indirectly owned 50 percent or more by the Company or is directly or indirectly controlled by the Company.

      2.     Administration.

      (a) The Plan shall be administered by the Company’s Board of Directors (the “Board”).

      The Board shall have full authority, subject to the terms of the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options in accordance with the Plan. The Board may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Board may also, in its discretion, (i) cancel an Option and grant a new Option to replace the cancelled Option, or (ii) pay the Non-Employee Director an amount equal to the excess of the fair market value of the Common Stock on the date of cancellation over the exercise price of Options which are exercisable at that time. However, if the Board adjusts the price of an Option or replaces an Option, the resulting Option shall be treated as a new Option granted on the date of such change or replacement and shall comply with the terms of the Plan as such.

      The Board also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

      No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

      3.     Eligibility. The persons who shall be eligible to receive Options in the form of NQSOs under the Plan shall be the Non-Employee Directors. More than one Option may be granted to a Non-Employee Director under the Plan. A Non-Employee Director who has been granted an Option under the Plan shall hereinafter be referred to as an “Optionee.”

      4.     Stock. Subject to the adjustments as provided below, at any given time, Options may be granted under the Plan to purchase a maximum of 250,000 shares of Common Stock. Upon the exercise of an Option, the number of shares of Common Stock underlying that Option shall be added to the total amount of shares available for grant under the Plan. Additionally, after any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee’s surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option.

      Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

      5.     Granting of Options. The Board may from time to time grant Options to each current Non-Employee Director in such amount as the Board in its discretion shall determine.

      6.     Terms and Conditions of Options. Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan, as the Board shall deem desirable. Moreover, the Board may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Board, are fulfilled.

      (a) Price. The Option price shall be 100 percent of the fair market value of such optioned shares, as determined by the Board at the time the NQSO is granted.

      The fair market value of a share of Common Stock shall mean (i) the average of the closing prices of the sales of the class of Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (iv) if on any day such Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value shall be the fair value of such Common Stock as determined in good faith by the Board.

      (b) Term of the NQSOs. Subject to earlier termination as provided in subsections (d), (e), and (f) below, the term of each NQSO shall not be more than 10 years from the date of grant.

      (c) Exercise. Options shall be exercisable in such installments, upon fulfillment of such other conditions and on such dates as the Board may specify.

      Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder may be forfeited at the Company’s discretion.

      The Option price shall be payable if the Board in its discretion so determines at or prior to the time of exercise:

(1) in cash or its equivalent;

(2) in shares of Common Stock previously acquired by the Optionee; provided that if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price, such shares have been held by the Optionee for a period of more than one year on the date of exercise;

(3) in shares of Common Stock newly acquired by the Optionee upon exercise of such Option;

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(5) if the Board so determines at or after the date of grant of the Option, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal negotiable demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, with a pledge of the Common Stock acquired upon exercise (unless the Board, at the time of grant, chooses to waive the pledge requirement), and including such other terms as the Board may prescribe; or

(6) in any combination of (1), (2), (3), (4), and (5) above.

      In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under subsection (b) above, but as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

(d) Termination of Service. If an Optionee’s service as a director of the Company or a Related Corporation is terminated by any such party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Board, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Board, in its discretion, and set forth in the Option Agreement; except that, such accelerated expiration date shall not be earlier than the date of the Optionee’s termination of service.

(e) Exercise upon Disability of Optionee. If a Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his or her service for the Company or a Related Corporation and, prior to the expiration date fixed for his or her Option, his or her service is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Board, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Board, in its discretion, and set forth in the Option Agreement; except that, such accelerated termination date shall not be earlier than the date of the Optionee’s termination of service by reason of disability. In the event of the Optionee’s legal disability, such Option may be exercised by the Optionee’s legal representative.

(f) Exercise upon Death of Optionee. If an Optionee dies during his service for the Company or a Related Corporation, and prior to the expiration date fixed for his or her Option, or if an Optionee whose service is terminated for any reason, dies following his or her termination of service but prior to the earliest of (i) the expiration date fixed for his or her Option or (ii) the expiration of the period determined under subsections (d) and (e) above, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Board, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Board, in its discretion, and set forth in the Option Agreement; except that, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

(g) Extension of Accelerated Expiration Date. The Board, in its discretion, shall have the authority to extend any accelerated expiration date otherwise fixed under subsection (d), (e), or

(f) above; provided the Optionee or the Optionee’s estate, personal representative, or beneficiary consents to such extension.

(h) Non-Transferability. No NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee, shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship.

(i) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to the Optionee for such shares.

(j) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Board. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

      7.     Option Agreements — Other Provisions. Options granted under the Plan shall be evidenced by written documents (“Option Agreements”) in such form as the Board shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan, as the Board shall deem advisable. Each Optionee shall enter into, and be bound by, an Option Agreement in connection with the grant of an Option.

      8.     Capital Adjustments. The number of shares which may be issued under the Plan as stated in Section 4 hereof and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Board, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Board shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

      9.     Certain Corporate Transactions. In the event (1) the Company is consolidated with or otherwise combined with or acquired by a person or entity, (2) of a merger of the Company with or into another corporation, (3) of the sale of substantially all of the assets of the Company or (4) of a divisive reorganization, liquidation or partial liquidation of the Company, including any transaction described in (1) through (4) that constitutes a Change in Control as defined in Section 11, the Company, at the election of the Board, may take no action or may take any of the following actions:

(a) make all outstanding Options that are not otherwise automatically vested by Section 11, immediately vested and exercisable;

(b) terminate all Options immediately prior to the date of any such transaction, provided that the Optionee shall have been given at least seven days written notice of such transaction and of the Company’s intention to cancel all unexercised Options;

(c) cancel all unexercised Options in exchange for a payment in cash of an amount equal to the value of such Options.

(d) require that the Options be assumed by the successor corporation or that stock options of the successor corporation with equivalent value be substituted for such Options; or

(e) take such other action as the Board shall determine to be reasonable under the circumstances to permit the Optionee to realize the value of the Optionee’s Options.

      The application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Board in its sole discretion. Any adjustment may provide for the elimination of fractional shares. In taking any action described above, the Board may in its discretion determine that the value of a Option equals the excess of the fair market value of the consideration to be received in the merger, consolidation, combination, acquisition or reorganization had such Option been exercised immediately prior thereto, over the Option exercise price of such Option.

      10.     Exercise Upon Change in Control

(a) Notwithstanding any provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

(b) “Change in Control” shall be deemed to have taken place if:

(1) any person, including a group but excluding the Company or any stockholder of the Company as of October 13, 2000, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company other than by acquiring such shares directly from the Company;

(2) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

(3) during any period of two consecutive calendar years beginning after the date of the initial public offering of the Common Stock, members of the Incumbent Board cease for any reason to constitute a majority of the Board; for this purpose, the “Incumbent Board” shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director — other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in (2) above, or (ii) who initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest — whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

      11.     Amendment or Termination of the Plan

      (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Board may amend any outstanding Options in any respect whatsoever; except that no amendment may be made which would require shareholder approval pursuant to Treas. Reg. Section 1.162-27(e)(4)(vi) or any successor thereto without the approval of the shareholders (given in the manner set forth in subsection (b) below.

      Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

      (b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and must be effected —

(1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting or by a duly executed written consent); or

(2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

      12.     Rights. Neither the adoption of the Plan nor any action of the Board or the Board shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Board shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company and any Related Corporation shall have the right, in its discretion but subject to any contract or service agreement entered into with the Optionee, to retire the Optionee at any time pursuant to its retirement rules or otherwise to terminate an Optionee’s service at any time for any reason whatsoever.

      13.     Indemnification of Board. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board greater rights than they would have under the Company’s by-laws or the Delaware General Corporation Law.

      14.     Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

      15.     Shareholder Approval. This Plan shall become effective on February 12, 2002 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 12(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

      16.     No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

      17.     Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on February 11, 2012, which date is within 10 years after the date the Plan was adopted by the Board, (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

      18.     Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.

APPENDIX C

SELECT MEDICAL CORPORATION

SECOND AMENDED AND RESTATED

1997 STOCK OPTION PLAN

(Amended and Restated April 11, 2002)

C-i

SELECT MEDICAL CORPORATION

SECOND AMENDED AND RESTATED

1997 STOCK OPTION PLAN

      WHEREAS, Select Medical Corporation, a Delaware corporation, (the “Company”) desires to award incentive and nonqualified stock options to certain individuals;

      NOW, THEREFORE, effective as of April 11, 2002 the Select Medical Corporation Second Amended and Restated Stock Option Plan as adopted October 30, 1997 and previously amended and restated as of February 22, 2001 is hereby further amended and restated under the following terms and conditions and is renamed the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan:

      1.     Purpose. The Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan and each of its predecessors (the “Plan”) is intended to provide a means whereby the Company may, through the grant of incentive stock options and nonqualified stock options (collectively, the “Options”) to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to officers and other key employees of the Company or a “Related Corporation” (as defined below) (“Key Employees”), to non-employee directors of the Company (“Non-Employee Directors”), and to consultants of the Company or a Related Corporation who are not officers or employees thereof (“Consultants”), attract and retain such Key Employees, Non-Employee Directors and Consultants and motivate each of them to exercise his or her best efforts on behalf of the Company and any Related Corporation; provided that only nonqualified stock options may be granted to Non-Employee Directors or to Consultants.

      For purposes of the Plan, a “Related Corporation” shall mean, solely in the case of incentive stock options, either a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or the “parent corporation” of the Company, as defined in Section 424(e) of the Code. The term “Related Corporation” shall mean, solely in the case of nonqualified stock options, any of the following:

(a) A subsidiary corporation of the Company as defined in Section 424(f) of the Code;

(b) A parent corporation of the Company, as defined in Section 424(e) of the Code; or

(c) Any trade or business (whether or not incorporated) which is directly or indirectly owned 50 percent or more by the Company or is directly or indirectly controlled by the Company.

      Further, as used in the Plan, (i) the term “ISO” shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code and is designated as an ISO in the “Option Agreement” (as defined in Section 8 hereof); and (ii) the term “NQSO” shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a nonqualified stock option in the Option Agreement.

      2.     Administration.

      (a) The Plan shall be administered by the Company’s Stock Option Committee (the “Committee”), the members of which shall be appointed by, and shall serve at the pleasure of, the Company’s Board of Directors (the “Board”). The Committee shall consist solely of not fewer than two non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor thereto) of the Company who are also outside directors (within the meaning of Treas. Reg. Section 1.162-27(e)(3), or any successor thereto) of the Company. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

      (b) In the event a committee has not been established in accordance with subsection (a) above, or cannot be constituted to vote on the grant of an Option (for example, because of state laws governing corporate self-dealing), the entire Board shall serve as the Committee for all purposes of the Plan; provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing.

      The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees, Non-Employee Directors and Consultants to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options in accordance with the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion, (i) cancel an Option and grant a new Option to replace the cancelled Option, or (ii) pay the Key Employee, Non-Employee Director or Consultant an amount equal to the excess of the fair market value of the Common Stock on the date of cancellation over the exercise price of Options which are exercisable at that time. However, if the Committee adjusts the price of an Option or replaces an Option, the resulting Option shall be treated as a new Option granted on the date of such change or replacement and shall comply with the terms of the Plan as such.

      The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders and all Key Employees, Non-Employee Directors and Consultants, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

      No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

      3.     Eligibility. The persons who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are officers or key employees), Non-Employee Directors and Consultants. Key Employees shall be entitled to receive ISOs and NQSOs. Non-Employee Directors and Consultants shall be eligible to receive only NQSOs. More than one Option may be granted to a Key Employee, Non-Employee Director or Consultant under the Plan. A Key Employee, Non-Employee Director or Consultant who has been granted an Option under the Plan shall hereinafter be referred to as an “Optionee.”

      4.     Stock.

      (a) Options. In addition to the Options that may be granted under Section 4(b), and subject to the adjustments as provided below, at any given time Options may be granted under the Plan to purchase 5,760,000 shares of Common Stock, plus an additional amount, calculated by the Committee from time to time, equal to 14% of the Company’s total issued and outstanding Common Stock in excess of 34,560,000 shares. Upon the exercise of an Option, including an Option granted under Section 4(b), the number of shares underlying that Option shall be added to the total amount of shares with respect to which Options may be granted under this Section 4(a) of the Plan. Additionally, if any Option, including an Option granted under Section 4(b), granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee’s surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. If (i) an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares for which Options may be granted to a single Key Employee, and if (ii) the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

      No more than 8,640,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options. No Key Employee shall receive Options for more than 8,640,000 shares of the Company’s Common Stock in any calendar year. However, this limit shall be subject to adjustments as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

      (b) Performance Accelerated Vesting Options.

      (1) In addition to the number of Options permitted to be granted under Section 4(a), there shall be available for grant to Key Employees only (including any directors who also are officers or key employees), Options to purchase 3,000,000 shares of Common Stock. A substantial portion of these Options, (the precise number to be determined by the Committee in its sole discretion), shall be subject to the vesting procedures as described below in Sections 4(b)(2) through 4(b)(4), and Options granted by the Committee that are subject to such vesting procedures shall be referred to herein as “Performance Accelerated Vesting Options.” However, the Committee in its sole discretion shall have the authority to grant Options under this Section 4(b) that are not subject to these vesting procedures in which case vesting and exercisability shall be determined by the Committee as provided in Section 7.

      (2) Normal Vesting. On the seventh anniversary of the date of grant, all unvested Performance Accelerated Vesting Options shall become fully vested and exercisable.

      (3) Accelerated Vesting. Notwithstanding Section 4(b)(2), and subject to Section 4(b)(4) below, twenty percent (20%) of a grant of Performance Accelerated Vesting Options shall vest and become exercisable after the completion of each fiscal year after grant for which the Company has met or exceeded both of its earnings per share (“EPS”) and return on equity (“ROE”) targets.

      (A) The Company’s EPS target shall be met for a particular fiscal year if the Company’s earnings per share equals or exceeds the EPS target for that year. The EPS target for 2002 shall be $0.84 per share. For each subsequent year, the EPS target will be calculated by increasing the immediately preceding year’s EPS target by fifteen percent (15%), compounded annually (for example, the target will be $0.97 for 2003). “EPS” shall mean the Company’s earnings per share, for the relevant period, after eliminating unusual or non-recurring items of revenue, income and expense, as determined by the Committee in its full and complete discretion, and otherwise computed in accordance with generally accepted accounting principles, consistently applied. EPS in excess of a year’s EPS target may be carried forward for purposes of determining whether an EPS target is met or exceeded in the years that follow. EPS shortfalls in a given year will not reduce the EPS targets set for subsequent years.

      (B) The Company’s ROE target shall be met for a particular fiscal year if the Company’s Return on Equity equals or exceeds the ROE target for that year. The ROE target for 2002 shall be 13.5%. For each subsequent year the ROE target shall be determined by increasing the target percentage for the immediately preceding year by 50 basis points (0.5) per year (for example, the target would be 14% for 2003). “ROE” means net income for the relevant year divided by stockholder’s equity as determined on the last day of such year. “Net Income” shall mean the Company’s net income, for the relevant period, after eliminating unusual or non-recurring items of revenue, income and expense, as determined by the Committee in its full and complete discretion, and otherwise computed in accordance with generally accepted accounting principles, consistently applied. Net income in excess of that needed to meet a year’s ROE target may be carried forward for purposes of determining whether an ROE target is met or exceeded in the years that follow. Net income shortfalls in a given year will not reduce the ROE targets set for subsequent years.

      (C) If the Company meets both performance-based targets described above in 2002, 2003 and 2004 and the Company’s EPS for the fiscal year 2004 is equal to or greater than $1.21, then all unvested Performance Accelerated Vesting Options shall become fully vested and exercisable.

      (4) In any given year after the grant of the Performance Accelerated Vesting Options and prior to the seventh anniversary of the grant of such options, in which the Company fails to meet either its EPS target or its ROE target for that year, no vesting of Performance Accelerated Vesting Options shall occur, except as provided in subsection (2)(C) above.

      (5) Except as specifically provided above, Options granted under this Section 4(b) shall be subject to all of the other provisions of the Plan, including, without limitation, those dealing with acceleration upon a change in control. The Committee, in its sole discretion, will decide any question or dispute as to whether any Option granted under this Section 4(b) has vested and become exercisable, including without limitation, the calculation of the EPS and ROE targets and the determination of whether those targets have been met.

      The Options available for grant under this Section 4(b) shall be issued only as NQSOs. The exercise, expiration, or termination of Options granted under this Section 4(b) shall not increase the number of Options available to be granted under this Section 4(b), but shall be taken into account in accordance with Section 4(a).

      5.     Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees, Non-Employee Directors and Consultants under the Plan such Options as it determines in its sole discretion are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem.

      6.     Annual Limit.

      (a) ISOs. The aggregate fair market value (determined under Section 7(b) hereof as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

      (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.

      7.     Terms and Conditions of Options. Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of Section 422(b) of the Code, as the Committee shall deem desirable. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

      (a) Number of Shares. The Option shall state the number of shares of Common Stock to which it pertains.

      (b) Price. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (k) below) of the fair market value of the shares of Common Stock subject to the Option on the date the ISO is granted, or the par value thereof, in the case of an NQSO, may be less than 100 percent of the fair market value of such optioned shares, as determined by the Committee at the time the NQSO is granted, and, in the case of an Option granted under Section 4(b), shall be 100 percent of the fair market value of such optioned shares, as determined by the Committee at the time such Option is granted.

      The fair market value of a share of Common Stock shall mean (i) the average of the closing prices of the sales of the class of Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (iv) if on any day such Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value shall be the fair value of such Common Stock as determined in good faith by the Board.

      (c) Term

      (1) ISOs. Subject to earlier termination as provided in subsections (e), (f), and (g) below, the term of each ISO shall not be more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (k) below) from the date of grant of such ISO.

      (2) NQSOs. Subject to earlier termination as provided in subsections (e), (f), and (g) below, the term of each NQSO shall not be more than 10 years from the date of grant.

      (d) Exercise. Options shall be exercisable in such installments, upon fulfillment of such other conditions and on such dates as the Committee may specify.

      Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder may be forfeited at the Company’s discretion.

      The Option price shall be payable in the case of an ISO, if the Committee in its discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise —

      (1) in cash or its equivalent;

      (2) in shares of Common Stock previously acquired by the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such shares of Common Stock were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such shares have been held by the Optionee for a period of more than one year on the date of exercise;

      (3) in shares of Common Stock newly acquired by the Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

      (4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

      (5) if the Committee so determines, at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal negotiable demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, with a pledge of the Common Stock acquired upon exercise (unless the Committee, at the time of grant, chooses to waive the pledge requirement), and including such other terms as the Committee may prescribe; or

      (6) in any combination of (1), (2), (3), (4), and (5) above.

      In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under subsection (b) above, but as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

      (e) Termination of Employment or Service. If an Optionee’s employment by or service for the Company or a Related Corporation is terminated by any such party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, such accelerated expiration date shall not be earlier than the date of the Optionee’s termination of employment or service, and in the case of ISOs, such accelerated expiration date shall be no later than three months after such termination of employment or service.

      (f) Exercise upon Disability of Optionee. If a Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his or her employment by or service for the Company or a Related Corporation and, prior to the expiration date fixed for his or her Option, his or her employment or service is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, such accelerated termination date shall not be earlier than the date of the Optionee’s termination of employment or service by reason of disability, and in the case of ISOs, such accelerated termination date shall be no later than one year after such termination of employment. In the event of the Optionee’s legal disability, such Option may be exercised by the Optionee’s legal representative.

      (g) Exercise upon Death of Optionee. If an Optionee dies during his or her employment by or service for the Company or a Related Corporation, and prior to the expiration date fixed for his or her Option, or if an Optionee whose employment or service is terminated for any reason, dies following his or her termination of employment or service but prior to the earliest of (i) the expiration date fixed for his or her Option, (ii) the expiration of the period determined under subsections (e) and (f) above, or (iii) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

      (h) Extension of Accelerated Expiration Date. The Committee, in its discretion, shall have the authority to extend any accelerated expiration date otherwise fixed under subsection (e), (f), or (g) above; provided the Optionee or the Optionee’s estate, personal representative, or beneficiary consents to such extension. In the case of an ISO, the Optionee or the Optionee’s estate, personal representative, or beneficiary must also acknowledge in writing that such extension will cause the ISO to be treated as an NQSO thereafter.

      (i) Non-Transferability. No ISO and (except as otherwise provided in any Option Agreement) no NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee, shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship.

      (j) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to the Optionee for such shares.

      (k) Ten Percent Shareholder. If a Key Employee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under subsection (b) above) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

      (l) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

      (m) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock to a Key Employee upon the exercise of any Option (or cash in lieu thereof) shall be subject to applicable federal, state, and local tax withholding requirements.

      If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the Key Employee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this subsection, at their fair market value under subsection (b) above, but as of the date the amount attributable to the exercise of the Option is includable in income by the Key Employee under Section 83 of the Code (the “Determination Date”). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

      The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

      8.     Option Agreements — Other Provisions. Options granted under the Plan shall be evidenced by written documents (“Option Agreements”) in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement in connection with the grant of an Option.

      9.     Capital Adjustments. The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any individual under the Plan, as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall, subject to the provisions of Section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

      10.     Certain Corporate Transactions. In the event (1) the Company is consolidated with or otherwise combined with or acquired by a person or entity, (2) of a merger of the Company with or into another corporation, (3) of the sale of substantially all of the assets of the Company or (4) of a divisive reorganization, liquidation or partial liquidation of the Company, including any transaction described in (1) through (4) that constitutes a Change in Control as defined in Section 11, the Company, at the election of the Committee, may take no action or may take any of the following actions:

(a) make all outstanding Options that are not otherwise automatically vested by Section 11, immediately vested and exercisable;

(b) terminate all Options immediately prior to the date of any such transaction, provided that the Optionee shall have been given at least seven days written notice of such transaction and of the Company’s intention to cancel all unexercised Options;

(c) cancel all unexercised Options in exchange for a payment in cash of an amount equal to the value of such Options.

(d) require that the Options be assumed by the successor corporation or that stock options of the successor corporation with equivalent value be substituted for such Options; or

(d) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Optionee to realize the value of the Optionee’s Options.

      The application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Committee in its sole discretion. Any adjustment may provide for the elimination of fractional shares. In taking any action described above, the Committee may in its discretion determine that the value of a Option equals the excess of the fair market value of the consideration to be received in the merger, consolidation, combination, acquisition or reorganization had such Option been exercised immediately prior thereto, over the Option exercise price of such Option.

      11.     Exercise Upon Change in Control

      (a) Notwithstanding any provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

      (b) “Change in Control” shall be deemed to have taken place if:

(1) any person, including a group but excluding the Company or any stockholder of the Company as of October 13, 2000, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company other than by acquiring such shares directly from the Company;

(2) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

(3) during any period of two consecutive calendar years beginning after the date of the initial public offering of the Common Stock, members of the Incumbent Board cease for any reason to constitute a majority of the Board; for this purpose, the “Incumbent Board” shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director — other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in (2) above, or (ii) who initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest — whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

      12.     Amendment or Termination of the Plan

      (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) —

(1) with respect to ISOs, no amendment may be made which would —

(A) change the class of employees eligible to participate in the Plan;

(B) except as permitted under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 19 hereof with respect to any ISOs granted hereunder.

      (2) on and after the date the Company first registers equity securities under Section 12 of the Exchange Act, no amendment may be made which would require shareholder approval pursuant to Treas. Reg. Section 1.162-27(e)(4)(vi) or any successor thereto.

      Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

      (b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and must be effected —

(1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting or by a duly executed written consent); or

(2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

      13.     Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract or service agreement entered into with the Optionee, to retire the Optionee at any time pursuant to its retirement rules or otherwise to terminate an Optionee’s employment or service at any time for any reason whatsoever.

      14.     Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or the Delaware General Corporation Law.

      15.     Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

      16.     Shareholder Approval. This Plan shall become effective on October 30, 1997 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 12(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

      17.     No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

      18.     Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 10, 2012, which date is within 10 years after the date the Plan was adopted by the Board, (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

      19.     Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.

SELECT MEDICAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 13, 2002, 10:00 A.M.
Harrisburg Hilton Towers
1 North Second Street, Harrisburg, Pennsylvania 17101-1639

SELECT MEDICAL CORPORATION 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Michael E. Tarvin and Martin F. Jackson, and either of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated, all shares of common stock of Select Medical Corporation (“Company”) held of record by the undersigned on March 29, 2002 at the Annual Meeting of Stockholders to be held on May 13, 2002, or any adjournment thereof.

         In the event of the inability or unwillingness of one or more of the nominees listed under Item 1 below to serve as a director at the time of the Annual Meeting of Stockholders to be held on May 13, 2002, or of any adjournment thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, in the discretion of the holders of said proxies, be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

         The undersigned hereby ratifies and confirms all the proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

         This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned stockholder, but if no direction is made, this Proxy will be voted for the directors named in the Proxy Statement, in favor of the adoption of the Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan, in favor of the adoption of the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan and in favor of the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2002.

CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE.
SEE REVERSE FOR VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.	Please mark your votes as indicated in this example

ITEM 1.	ELECTION OF CLASS I DIRECTORS Nominees: 01 David S. Chernow 02 Meyer Feldberg 03 LeRoy S. Zimmerman	VOTE FOR all nominees listed (except as marked to the contrary below)	WITHHOLD for all nominees

To withhold authority to vote for one or
more nominee(s), write the name(s) of the
nominee(s) below:

ITEM 2.	ADOPTION OF THE SELECT MEDICAL CORPORATION AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTORS’ PLAN	FOR	AGAINST	ABSTAIN

ITEM 3.	ADOPTION OF THE SELECT MEDICAL CORPORATION SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN	FOR	AGAINST	ABSTAIN

ITEM 4.	RATIFICATION OF PRICEWATERHOUSE- COOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2002	FOR	AGAINST	ABSTAIN

ITEM 5.	OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
TITLE AS SUCH.

Signature_________________________________	Signature______________________________	Date_________